Exhibit 9(iv) under Form N-1A
                                          Exhibit 10 under Item 601/Reg. S-K


PRINCIPAL SHAREHOLDER SERVICER'S AGREEMENT


     THIS AGREEMENT, is made as of the 24th day of October, 1997, by and between those Investment Companies on behalf of the Portfolios (individually referred to herein as a "Fund" and collectively as "Funds") and Classes of Shares ("Classes") listed on Schedule A to Exhibit 1, as may be amended from time to time, having their principal office and place of business at Federated Investors Tower, Pittsburgh, Pennsylvania 15222-3779, and who have approved this form of Agreement and Federated Securities Corp. as the principal shareholder servicer (the "Principal Servicer"). Each of the Exhibits hereto is incorporated herein in its entirety and made a part hereof. In the event of any inconsistency between the terms of this Agreement and the terms of any applicable Exhibit, the terms of the applicable Exhibit shall govern.

     In consideration of the mutual covenants hereinafter contained it is hereby agreed by and between the parties hereto as follows.

1. The Investment Companies hereby appoint the Principal Servicer as their agent to select, negotiate and contract for the performance of and arrange for the rendition of personal services to shareholders and/or the maintenance of accounts of shareholders of each Class of the Funds as to which this Agreement is made applicable (The Principal Servicer's duties hereunder are referred to as "Services"). The Principal Servicer hereby accepts such appointment and agrees to perform or cause to be performed the Services in respect of the Classes of the Funds to which this Agreement has been made applicable by an Exhibit. The Principal Servicer agrees to cause to be provided shareholder services which, in its best judgment (subject to supervision and control of the Investment Companies' Boards of Trustees or Directors, as applicable), are necessary or desirable for shareholders of the Funds. The Principal Servicer further agrees to provide the Investment Companies, upon request, a written description of the shareholder services for which the Principal Servicer is arranging hereunder.

2. During the term of this Agreement, each Investment Company will pay the Principal Servicer and the Principal Servicer agrees to accept as full compensation for its services rendered hereunder a fee as set forth on the Exhibit applicable to the Class of each Fund subject to this Agreement.

      For the payment period in which this Agreement becomes effective or terminates with respect to any Class of a Fund, there shall be an appropriate proration of the monthly fee on the basis of the number of days that this Agreement is in effect with respect to such Class of the Fund during the month.

3. This Agreement is effective with respect to each Class of a Fund as of the date of execution of the applicable Exhibit and shall continue in effect for one year from the date of its execution, and thereafter for successive periods of one year only if the form of this Agreement is approved at least annually by the Board of each Investment Company, including a majority of the members of the Board of the Investment Company who are not interested persons of the Investment Company ("Independent Board Members") cast in person at a meeting called for that purpose.

4. Notwithstanding paragraph 3, this Agreement may be terminated with regard to a particular Class of a Fund as follows:

      (a) at any time, without the payment of any penalty, by the vote of a majority of the Independent Board Members of any Investment Company or by a vote of a majority of the outstanding voting securities of any Fund as defined in the Investment Company Act of 1940 on sixty
           (60) days' written notice to the parties to this Agreement;

      (b) automatically in the event of the Agreement's assignment as defined in the Investment Company Act of 1940; and

5. The Principal Servicer agrees to arrange to obtain any taxpayer identification number certification from each shareholder of the Funds to which it provides Services that is required under Section 3406 of the Internal Revenue Code, and any applicable Treasury regulations, and to provide each Fund or its designee with timely written notice of any failure to obtain such taxpayer identification number certification in order to enable the implementation of any required backup withholding.

6. The Principal Servicer shall not be liable for any error of judgment or mistake of law or for any loss suffered by any Investment Company in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. the Principal Servicer shall be entitled to rely on and may act upon advice of counsel (who may be counsel for such Investment Company) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. Any person, even though also an officer, trustee, partner, employee or agent of the Principal Servicer, who may be or become a member of such Investment Company's Board, officer, employee or agent of any Fund, shall be deemed, when rendering services to such Fund or acting on any business of such Fund (other than services or business in connection with the duties of the Principal Servicer hereunder) to be rendering such services to or acting solely for such Fund and not as an officer, trustee, partner, employee or agent or one under the control or direction of the Principal Servicer even though paid by the Principal Servicer.

      This Section 6 shall survive termination of this Agreement.

7. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which an enforcement of the change, waiver, discharge or termination is sought.

8. The Principal Servicer is expressly put on notice of the limitation of liability as set forth in the Declaration of Trust of each Investment Company that is a Massachusetts business trust and agrees that the obligations assumed by each such Investment Company pursuant to this Agreement shall be limited in any case to such Investment Company and its assets and that the Principal Servicer shall not seek satisfaction of any such obligations from the shareholders of such Investment Company, the Trustees, Officers, Employees or Agents of such Investment Company, or any of them.

9. The execution and delivery of this Agreement have been authorized by the Directors of the Principal Servicer and signed by an authorized officer of the Principal Servicer, acting as such, and neither such authorization by such Directors nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, and the obligations of this Agreement are not binding upon any of the Directors or shareholders of the Principal Servicer, but bind only the property of the Principal Servicer as provided in the Articles of Incorporation of the Principal Servicer.

10. Notices of any kind to be given hereunder shall be in writing (including facsimile communication) and shall be duly given if delivered to any Investment Company at the following address: Federated Investors Tower, Pittsburgh, PA 15222-3779, Attention: President and if delivered to the Principal Servicer at Federated Investors Tower, Pittsburgh, PA 15222-3779, Attention: President.

11. This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject hereof whether oral or written. If any provision of this Agreement shall be held or made invalid by a court or regulatory agency decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. Subject to the provisions of Sections 3 and 4, hereof, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by Pennsylvania law; provided, however, that nothing herein shall be construed in a manner inconsistent with the Investment Company Act of 1940 or any rule or regulation promulgated by the Securities and Exchange Commission thereunder.

12. This Agreement may be executed by different parties on separate counterparts, each of which, when so executed and delivered, shall be an original, and all such counterparts shall together constitute one and the same instrument.

13. This Agreement shall not be assigned by any party without the prior written consent of the Principal Servicer in the case of assignment by any Investment Company, or of the Investment Companies in the case of assignment by the Principal Servicer, except that any party may assign to a successor all of or a substantial portion of its business to a party controlling, controlled by, or under common control with such party. Nothing in this Section 13 shall prevent the Principal Servicer from delegating its responsibilities to another entity to the extent provided herein.

      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.



                                      Investment Companies (listed on Schedule
A)


Attest:        /S/ S. ELLIOTT COHAN         By:   /S/ JOHN W. MCGONIGLE
Title:  ASSISTANT SECRETARY           Title:   EXECUTIVE VICE PRESIDENT


                                      Federated Securities Corp.


Attest:         /S/ LESLIE K. PLATT         By: /S/ BYRON F. BOWMAN
Title:          ASSISTANT SECRETARY         Title:  VICE PRESIDENT

Exhibit 1
to the
Principal Shareholder Servicer's Agreement
Related to Class B Shares of
the Funds

      The following provisions are hereby incorporated and made part of the Principal Shareholder Servicer's Agreement (the "Principal Shareholder Servicer's Agreement") as of the 24th day of October, 1997, by and between those Investment Companies on behalf of the Portfolios (individually referred to herein as a "Fund" and collectively as "Funds") and Classes of Shares ("Classes") listed on Schedule A to Exhibit 1, as may be amended from time to time, having their principal office and place of business at Federated Investors Tower, Pittsburgh, Pennsylvania 15222-3779, and who have approved this form of Agreement and Federated Securities Corp. as the principal shareholder servicer (the "Principal Servicer"). Each of the Exhibits hereto is incorporated herein in its entirety and made a part hereof. In the event of any inconsistency between the terms of this Exhibit and the terms of the Principal Shareholder Servicer's Agreement, the terms of this Exhibit shall govern.

   1. Each Investment Company hereby appoints the Principal Servicer to arrange for the rendition of the shareholder services in respect of Class B Shares ("Class B Shares") of each Fund. Pursuant to this appointment, the Principal Servicer is authorized to select various companies including but not limited to Federated Shareholder Services ("Companies or a Company ") to provide such services.

   2. (a) In consideration of the Principal Servicer's Services under this Agreement in respect of the Class B Shares each Fund agrees to pay the Principal Servicer or at its direction its "Allocable Portion" (as hereinafter defined) of a fee (the "Servicing Fee") equal to 0.25 of 1% per annum of the average daily net asset value of the Class B Shares of the Fund outstanding from time to time, PROVIDED HOWEVER, that in the event the Fund operates as a fund of funds (a "FOF Fund") by investing the proceeds of the issuance of its Class B Shares in Class A Shares of another fund (the "Other Fund") and the Principal Shareholder Servicer receives a servicing fee in respect of the Class A Shares of the Other Fund so acquired by the FOF Fund, the Servicing Fee payable in respect of such Class B Shares of the FOF Fund will be reduced by the amount of the servicing fee actually received by the Principal Shareholder Servicer or its assign from the Other Fund in respect of the Class A Shares of the Other Fund acquired with the proceeds of such Class B Shares of the FOF Fund.

      (b)(i) The Principal Servicer will be deemed to have fully earned its Allocable Portion (computed as of any date) of the Servicing Fee payable in respect of the Class B Shares of a Fund (and to have satisfied its obligation to arrange for shareholder services in respect of such Class B Shares) on the date it has arranged for shareholder services to be performed by Federated Shareholder Services by payment of the lump sum contemplated by Alternative A to Exhibit 1 to the Shareholder Services Agreement among the Principal Servicer, Federated Shareholder Services and the Fund dated as of the date hereof (the "Shareholder Services Agreement") to Federated Shareholder Services (whose obligations are fully supported by its parent company) in respect of each "Commission Share" (as defined in the Allocation Schedule attached hereto in Schedule B) of the Fund, taken into account in determining such Principal Servicer's Allocable Portion of such Servicing Fees as of such date. The Principal Servicer shall not be deemed to have any other duties in respect of the Shares and its Allocable Portion of the Servicing Fees to which the preceding sentence applies and such arrangements shall be deemed a separate and distinct contractual arrangement from that described in clause (ii).

         (ii) The Principal Servicer will be deemed to have fully earned any Servicing Fees not included in its Allocable Portion (i.e., those attributable to Shares in respect of which Alternative A under Exhibit 1 to the Shareholder Services Agreement is not applicable) as such services are performed in respect of such Shares.

      (c)Notwithstanding anything to the contrary set forth in this Exhibit, the Principal Shareholder Agreement, or (to the extent waiver thereof is permitted thereby) applicable law, each Investment Company's obligation to pay the Principal Servicer's Allocable Portion of the Servicing Fees payable in respect of the Class B Shares of a Fund shall not be terminated or modified for any reason (including a termination of this Principal Shareholder Servicer's Agreement as it relates to the
         Fund) except to the extent required by a change in the Investment Company Act of 1940 (the "Act") or the Conduct Rules of the National Association of Securities Dealers, Inc., in either case enacted or promulgated after May 1, 1997, or in connection with a "Complete Termination" (as hereinafter defined) in respect of the Class B Shares of such Fund.

      (d)Notwithstanding anything to the contrary in this Exhibit, the Principal Shareholder Agreement, or (to the extent waiver thereof is permitted thereby) applicable law, the Principal Servicer may assign, sell or pledge (collectively, "Transfer") its rights to its Allocable Portion of the Servicing Fees (but not its obligations to the Investment Companies under this Principal Shareholder Servicer's Agreement) in respect of the Class B Shares of a Fund to raise funds to make the expenditures related to the Services and in connection therewith upon receipt of notice of such Transfer, the Investment Company shall pay to the assignee, purchaser or pledgee (collectively with their subsequent transferees, "Transferees") such portion of the Principal Servicer's Allocable Portion of the Servicing Fees in respect of the Class B Shares of the Fund so Transferred. Except as provided in
         (c) above and notwithstanding anything to the contrary set forth elsewhere in this Exhibit, the Principal Shareholder Agreement, or (to the extent waiver thereof is permitted thereby) applicable law, to the extent the Principal Servicer has Transferred its rights thereto to raise funds as aforesaid, the Investment Companies' obligation to pay to the Principal Servicer's Transferees the Principal Servicer's Allocable Portion of the Servicing Fees payable in respect of the Class B Shares of each Fund shall be absolute and unconditional and shall not be subject to dispute, offset, counterclaim or any defense whatsoever, including without limitation, any of the foregoing based on the insolvency or bankruptcy of the Principal Servicer, Federated Shareholder Services (or its parent) or the failure of Federated Shareholder Services (or its parent) to perform its Irrevocable Service Commitment (it being understood that such provision is not a waiver of the Investment Companies' right to pursue such Principal Servicer and enforce such claims against the assets of such Principal Servicer other than the Principal Servicer's right to the Distribution Fees, Servicing Fees and CDSCs in respect of the Class B Shares of the Fund which have been so transferred in connection with such Transfer). The Fund agrees that each such Transferee is a third party beneficiary of the provisions of this clause (d) but only insofar as those provisions relate to Servicing Fees transferred to such Transferee.

      (e)For purposes of this Principal Shareholder Servicer's Agreement, the term Allocable Portion of Servicing Fees payable in respect of the Class B Shares of any Fund shall mean the portion of such Servicing Fees allocated to such Principal Servicer in accordance with the Allocation Schedule attached hereto as Schedule B.

      (f)For purposes of this Principal Shareholder Servicer's Contract, the term "Complete Termination" of shareholder servicing arrangements in respect of Class B Shares of a Fund means a termination of shareholder servicing arrangements involving the complete cessation of payments of Servicing Fees in respect of all Class B Shares, and the complete cessation of payments of servicing fees for every existing and future class of shares of the Fund and any successor Fund or any Fund acquiring a substantial portion of the assets of the Fund ,which has substantially similar characteristics to the Class B Shares taking into account the manner and amount of sales charge, servicing fee, contingent deferred sales charge or other similar charge borne directly or indirectly by the holders of such shares.

   3. The Principal Servicer may enter into separate written agreements with Companies to provide the services set forth in Paragraph 1 herein. The schedules of fees to be paid such Companies and the basis upon which such fees will be paid shall be determined from time to time by the Principal Servicer in its sole discretion.

   4. The Principal Servicer will prepare reports to the Board of Trustees/Directors of the Investment Companies on a quarterly basis showing amounts expended hereunder including amounts paid to Companies and the purpose for such expenditures.

      In consideration of the mutual covenants set forth in the Principal Shareholder Servicer's Contract, the Principal Servicer and the Investment Companies hereby execute and deliver this Exhibit with respect to the Class B Shares of each Fund.

      Witness the due execution hereof this 24th day of October, 1997.


ATTEST:                          INVESTMENT COMPANIES (listed on Schedule A)

By: /S/ S. ELLIOTT COHAN         By:  /S/ JOHN W. MCGONIGLE
Title:  ASSISTANT SECRETARY      Title: EXECUTIVE VICE PRESIDENT


ATTEST:                          FEDERATED SECURITIES CORP.


By:  /S/ LESLIE K. PLATT         By: /S/ BYRON F. BOWMAN
Title: ASSISTANT SECRETARY       Title: VICE PRESIDENT

Schedule A

Date: 10/24/97       PRINCIPAL SHAREHOLDER SERVICER'S AGREEMENT



                     FEDERATED AMERICAN LEADERS FUND, INC.
                        Class B Shares

                     FEDERATED EQUITY FUNDS
                        Federated Aggressive Growth Fund
                        Class B Shares

                        Federated Growth Strategies Fund
                        Class B Shares

                        Federated Small Cap Strategies Fund
                        Class B Shares

                        Federated Capital Appreciation Fund
                        Class B Shares

                     FEDERATED EQUITY INCOME FUND, INC.
                        Class B Shares

                     FEDERATED FUND FOR U.S. GOVERNMENT SECURITIES, INC.
                        Class B Shares

                     FEDERATED GOVERNMENT INCOME SECURITIES, INC.
                        Class B Shares

                     FEDERATED HIGH INCOME BOND FUND, INC.
                        Class B Shares

                     FEDERATED MUNICIPAL OPPORTUNITIES FUND, INC.
                        Class B Shares

                     FEDERATED MUNICIPAL SECURITIES FUND, INC.
                        Class B Shares

                     FEDERATED STOCK AND BOND FUND, INC.
                        Class B Shares

                     FEDERATED UTILITY FUND, INC.
                        Class B Shares

                     FIXED INCOME SECURITIES, INC.
                        Federated Strategic Income Fund
                        Class B Shares

                     INTERNATIONAL SERIES, INC.
                        Federated International Equity Fund
                        Class B Shares

                        Federated International Income Fund
                        Class B Shares

                     INVESTMENT SERIES FUNDS, INC.
                        Federated Bond Fund
                        Class B Shares

                     LIBERTY U.S. GOVERNMENT MONEY MARKET TRUST
                        Class B Shares

                     MUNICIPAL SECURITIES INCOME TRUST
                        Federated Pennsylvania Municipal Income Fund
                        Class B Shares

                     WORLD INVESTMENT SERIES, INC.
                        Federated World Utility Fund
                        Class B Shares

                        Federated Asia Pacific Growth Fund
                        Class B Shares

                        Federated Emerging Markets Fund
                        Class B Shares

                        Federated European Growth Fund
                        Class B Shares

                        Federated International Small Company Fund
                        Class B Shares

                        Federated Latin American Growth Fund
                        Class B Shares

                        Federated International High Income Fund
                        Class B Shares

                        Federated International Growth Fund
                        Class B Shares


The following Funds were added as of DECEMBER 1, 1997:

                     Municipal Securities Income Trust
                        Federated California Municipal Income Fund
                        Class B Shares

                     World Investment Series, Inc.
                        Federated Global Equity Income Fund
                        Class B Shares

                                                      SCHEDULE B
                                                      to the Principal
                                                      Shareholder
                                                      Servicer's Agreement
                                                      for ClassB Shares of
                                                      the Federated Funds

ALLOCATION SCHEDULE

            Shareholder Servicing Fees related to Shares of each Fund shall be allocated among the existing Principal Servicer and each subsequent Principal Servicer in accordance with this Schedule B.

            Defined terms used in this Schedule B and not otherwise defined herein shall have the meaning assigned to them in the Principal Shareholder Servicer's Agreement. As used herein the following terms shall have the meanings indicated:

            "COMMISSION SHARE", means in respect of any Fund, each Share of such Fund, other than an Omnibus Share, which is issued under circumstances which would normally give rise to an obligation of the holder of such Share to pay a Contingent Deferred Sales Charge upon redemption of such Share (including, without limitation, any Share of such Fund issued in connection with a Permitted Free Exchange) and any such Share shall continue to be a Commission Share of such Fund prior to the redemption (including a redemption in connection with a Permitted Free Exchange) or conversion of such Share, even though the obligation to pay the Contingent Deferred Sales Charge may have expired or conditions for waivers thereof may exist.

            "DATE OF ORIGINAL ISSUANCE" means in respect of any Commission Share, the date with reference to which the amount of the Contingent Deferred Sales Charge payable on redemption thereof, if any, is computed.

            "EXISTING PRINCIPAL SERVICER CUT-OFF DATE" means, in respect of any Fund, the last date on which the existing Principal Servicer acted as Principal Servicer of Shares of such Fund.

            "4% COMMISSION ASSETS" means, in respect of all Funds, as of any date, the sum of: (a) in respect of all Shares of all Funds sold by Selling Agents which have always sold Shares only on a 4% sales commission basis, the aggregate Net Asset Value as of such date of all outstanding Shares of all Funds sold by such Selling Agents or derived from such Shares by dividend reinvestment, free exchanges or otherwise and (b) in respect of all Shares of all Funds sold by all other Selling Agents which are selling Shares on a 4% sales commission basis, the aggregate Net Asset Values (as of the respective Dates of Original Issuance) of all Commission Shares and Omnibus Shares sold by such Selling Agents on a 4% sales commission basis which were issued on or prior to such date and which have not been converted to Class A Shares pursuant to a Permitted Conversion Feature.

            "FREE SHARE" means, in respect of any Fund, each Share of such Fund, other than a Commission Share or Omnibus Share (including, without limitation, any Share issued in connection with the reinvestment of dividends or capital gains).

            "INCEPTION DATE" means, in respect of any Fund, the first date on which such Fund issued Shares.

            "NET ASSET VALUE" means, (i) with respect to any Fund, as of the date any determination thereof is made, the net asset value of such Fund computed in the manner such value is required to be computed by such Fund in its reports to its shareholders, and (ii) with respect to any Share of such Fund as of any date, the quotient obtained by dividing: (A) the net asset value of such Fund (as computed in accordance with clause (i) above) allocated to Shares of such Fund (in accordance with the constituent documents for such Fund) as of such date, by (B) the number of Shares of such Fund outstanding on such date.

            "OMNIBUS SHARE" means, in respect of any Fund, a commission share sold by one of the Selling Agents listed on Exhibit I. If the Fund, the Principal Servicer and its Transferees determine that the Seller's Transfer Agent is able to track all commission shares sold by any of the Selling Agents listed on Exhibit I in the same manner as Commission Shares are currently tracked in respect of Selling Agents not listed on Exhibit I, then Exhibit I shall be amended to delete such Selling Agent from Exhibit I so that commission shares sold by such Selling Agent will thereafter be treated as Commission Shares.

            "SUBSEQUENT PRINCIPAL SERVICER START-UP DATE" means, in respect of any subsequent Principal Servicer and any Fund, the first date on which such subsequent Principal Servicer acted as principal servicer of Shares of such Fund.

            "SUBSEQUENT PRINCIPAL SERVICER CUT-OFF DATE" means, in respect of any subsequent Principal Servicer and any Fund, the last date on which such subsequent Principal Servicer acted as principal servicer of Shares of such Fund.

PART I:     ATTRIBUTION OF SHARES

            Shares of each Fund, which are outstanding from time to time, shall be attributed to the existing Principal Servicer and any subsequent Principal Servicer in accordance with the following rules:

            (1)   COMMISSION SHARES:

            (a) Commission Shares of any Fund attributed to the existing Principal Servicer shall be Commission Shares of such Fund acquired by the existing Principal Servicer, the Date of Original Issuance of which occurred on or after the Inception Date of such Fund and on or prior to the Existing Servicer Cut-Off Date.

            (b) Commission Shares of any Fund attributed to any Subsequent Principal Servicer shall be Commission Shares of such Fund, the Date of Original Issuance of which occurs after the Subsequent Principal Servicer Start-Up Date and on or prior to the subsequent Principal Servicer Cut-Off Date.

            (c) A Commission Share of a particular Fund (the "ISSUING FUND") issued in consideration of the investment of proceeds of the redemption of a Commission Share of another Fund (the "REDEEMING FUND") in connection with a Permitted Free Exchange, is deemed to have a Date of Original Issuance identical to the Date of Original Issuance of the Commission Share of the Redeeming Fund and any such Commission Share will be attributed to the existing Principal Servicer or a subsequent Principal Servicer based upon such Date of Original Issuance in accordance with rules (a) and (b) above.

            (d) A Commission Share redeemed other than in connection with a Permitted Free Exchange or converted to a Class A Share is attributable to the existing Principal Servicer or a subsequent Principal Servicer based upon the Date of Original Issuance in accordance with rules (a), (b) and (c) above.

(2)         OMNIBUS SHARES:

            Omnibus Shares of a Fund outstanding on any date shall be attributed to the existing Principal Servicer or a subsequent Principal Servicer as the case may be, in the same proportion that outstanding Commission Shares of such Fund are attributed to it on such date.

            (3)   FREE SHARES:

            Free Shares of a Fund outstanding on any date shall be attributed to the existing Principal Servicer or a subsequent Principal Servicer as the case may be, in the same proportion that the Commission Shares of such Fund outstanding on such date are attributed to it on such date.

PART II:    ALLOCATION OF SHAREHOLDER SERVICING FEES

            The portion of the Shareholder Servicing Fees accrued in respect of all Shares of all of the Funds during a particular calendar month and allocable to the existing Principal Servicer or a subsequent Principal Servicer is determined by the following formula:

(A - (E x ((C + D)/2))) x B

where:

A = Shareholder Servicing Fees accrued in respect of all Shares of all of the Funds during a particular calendar month

B = fraction referred to in the next paragraph for such calendar month, in respect of the existing Principal Servicer or subsequent Principal Servicer, as the case may be

C = 4% Commission Assets of all Funds as of the beginning of such calendar month

D = 4% Commission Assets of all Funds as of the end of such calendar month

E = .25% times a fraction the numerator of which is the number days in such calendar month and the denominator of which is 365

            Assuming that the Asset Based Sales Charge remains constant over time and among Funds so that Part III hereof does not become operative:

            (1) The fraction referred to in B of the prior paragraph in respect of any calendar month in respect of the existing Principal Servicer or a subsequent Principal Servicer is:

(A + C) /2
(B + D) /2

where:

A = The aggregate Net Asset Value of all Shares of all Funds attributed to the existing Principal Servicer or such subsequent Principal Servicer, as the case may be, and outstanding at the beginning of such calendar month

B = The aggregate Net Asset Value of all Shares of all Funds at the beginning of such calendar month

C = The aggregate Net Asset Value of all Shares of all Funds attributed to the existing Principal Servicer or such subsequent Principal Servicer, as the case may be, and outstanding at the end of such calendar month

D = The aggregate Net Asset Value of all Shares of all Funds at the end of such calendar month

            (2) If the Fund, the existing Principal Servicer and its Transferees and each subsequent Principal Servicer determine that the Transfer Agent is able to produce automated monthly reports which allocate the average Net Asset Value of the Commission Shares (or all Shares if available) of all Funds among the existing Principal Servicer and each subsequent Principal Servicer in a manner consistent with the methodology detailed in Part I and Part III(1) above, the portion of the Asset Based Sales Charges accrued in respect of all Shares of all Funds during a particular calendar month will be allocated to the Initial Purchaser, the Revolving Purchaser or the Seller by multiplying the total of such Asset Based Sales Charges by the following fraction:

(A) / (B)

where:

A = Average Net Asset Value of all the Commission Shares (or all Shares if available) of all Funds for such calendar month attributed to the existing Principal Servicer or such subsequent Principal Servicer, as the case may be

B = Total average Net Asset Value of all Commission Shares (or all Shares if available) of all Funds for such calendar month.

PART III: ADJUSTMENTS OF THE EXISTING PRINCIPAL SERVICER'S AND EACH SUBSEQUENT PRINCIPAL SERVICER'S ALLOCABLE SHARE OF ASSET BASED SALES CHARGES AND CONTINGENT DEFERRED SALES CHARGES

            The Parties to the Principal Shareholder Servicer's Agreement recognize that, if the terms of any Principal Shareholder Servicer's Agreement, any Prospectus, the Conduct Rules or any other Applicable Law change disproportionately reduces, in a manner inconsistent with the intent of this Allocation Schedule, the amount of the existing Principal Servicer's or any subsequent Principal Servicer's Allocable Portion of Shareholder Servicing Fees that would have been determined on the basis of the Allocation Schedule as of any date had no such change occurred, this Allocation Schedule in respect of the Shares relating to such Fund shall be adjusted by agreement among the Fund, the existing Principal Servicer and its Transferees and each subsequent Principal Servicer; PROVIDED, HOWEVER, if the existing Principal Servicer, such Transferees, each subsequent Principal Servicer and such Fund cannot agree within thirty (30) days after the date of any such change, the Parties shall submit the question to arbitration in accordance with the commercial arbitration rules of the American Arbitration Association and the decision reached by the arbitrator shall be final and binding on the Parties hereto.

EXHIBIT I TO THE
ALLOCATION SCHEDULE

SELLING AGENTS CURRENTLY OFFERING OMNIBUS SHARES

1.    Merrill Lynch, Pierce, Fenner & Smith Incorporated
2.    Core-Link